UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Addition of New Directors

On January 7, 2016, the board of directors (the “Board”) of KaloBios Pharmaceuticals, Inc. (the “Company”) elected Ronald Barliant and Dr. Cameron Durrant as directors of the Company. Mr. Barliant will serve as the Chair of the Board’s Nominating and Corporate Governance Committee and as a member of the Board’s Audit and Compensation Committees. Dr. Durrant will serve as the Chair of the Board’s Audit and Compensation Committees, as a member of the Board’s Nominating and Corporate Governance Committee and as Chairman of the Board. Each of Mr. Barliant and Dr. Durrant will receive customary director compensation as disclosed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on May 26, 2015. There are no arrangements or understandings between Mr. Barliant and Dr. Durrant and any other persons pursuant to which each such director was selected as a director and there are no other material plans, contracts or arrangements (whether or not written) with the Company to which either of Mr. Barliant or Dr. Durrant is a party. There are no relationships or related transactions between Mr. Barliant and Dr. Durrant and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Departure of Director

In addition, on January 7, 2016, Michael Harrison resigned from the Board, effective immediately. Mr. Harrison’s resignation was not due to any disagreement with the Company.

Appointment of Interim Chief Financial Officer

Also on January 7, 2016, the Board appointed Dean (Kip) Witter III, age 67, as interim Chief Financial Officer of the Company. Mr. Witter will provide certain designated services to the Company as Chief Financial Officer pursuant to an engagement letter agreement between The Brenner Group, Inc. (the “Brenner Group”) and the Company (the “Engagement Agreement”).

Mr. Witter is a Vice President of The Brenner Group, a financial consultancy firm, a position he has held since January 2009. Mr. Witter also recently served as Chief Financial Officer, Secretary, and Principal Accounting Officer of Unwired Planet, Inc., from March 12, 2015 to November 2, 2015.

Other than with respect to the Engagement Agreement, there are (a) no understandings or arrangements between Mr. Witter and any other person pursuant to which he was appointed as Chief Financial Officer of the Company and (b) Mr. Witter has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Witter has no family relationship with any director or executive officer of the Company.

Under the Engagement Agreement the Company agrees to pay the Brenner Group for Mr. Witter’s services a fee of $24,000 per month and reimburse the Brenner Group for all travel and out of pocket expenses incurred in connection therewith.  The Brenner Group has also agreed under the Engagement Agreement to make temporary staff available to the Company at certain hourly rates, including a temporary controller, and will receive from the Company a monthly payment of $22,000 as an advance against the fees to be incurred by the temporary staff during that month.  The Engagement Agreement may be terminated by the Company or by the Brenner Group at any time upon 30 days written notice.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated January 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board

Dated: January 12, 2016